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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported) May 22, 2002 (May 20, 2002)

                                ACTIVISION, INC.
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                    0-12699                  95-4803544
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(State or Other Jurisdiction        (Commission              (IRS Employer
    of Incorporation)               File Number)          Identification No.)

        3100 Ocean Park Blvd., Santa Monica,                  CA 90405
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    (Address of Principal Executive Offices)                 (Zip Code)

        Registrant's telephone number, including area code (310) 255-2000
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

Activision, Inc., a Delaware corporation ("Activision" or the "Company"), and Z-Axis, Ltd., a Nevada corporation ("Z-Axis"), entered into an Agreement and Plan of Merger on May 20, 2002, whereby Record Time Acquisition, Inc., a Nevada corporation and wholly owned subsidiary of Activision merged with and into Z-Axis. Z-Axis was a privately held console software developer based in Hayward, California.

Pursuant to the merger, which was effective on May 20, 2002, Z-Axis became a wholly owned subsidiary of Activision. Z-Axis equity holders received 218,041 shares of Activision common stock and $12,500,000 in cash in connection with the acquisition. Up to 124,595 additional shares of Activision common stock also may be issued to Z-Axis's equity holders over the course of several years depending on the satisfaction of certain performance requirements and other criteria.

The shares of common stock were issued to Z-Axis equity holders pursuant to an exemption from registration under the Securities Act of 1933, as amended. The Company is required to use its reasonable best efforts to file with the Securities and Exchange Commission, as soon as practicable, a registration statement covering such shares for resale by the holders thereof.

The press release issued by Activision, Inc. on May 22, 2002, announcing the acquisition of Z-Axis is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1 Press release of Activision, Inc., dated May 22, 2002.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2002

                                 ACTIVISION, INC.

                                 By:/s/ Ronald Doornink
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                                    Name:  Ronald Doornink
                                    Title: President